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                                                                     Exhibit l.4

                                                           Bingham McCutchen LLP
                                                              150 Federal Street
                                                Boston, Massachusetts 02110-1726
                                                                    617.951-8000
                                                                    617.951-8736



                                November 20, 2003



     As special Massachusetts counsel for Nuveen Municipal High Income Opportunity Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 on November 6, 2003.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                Very truly yours,

                                                /s/ BINGHAM MCCUTCHEN LLP